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                                                                     EXHIBIT 3.7

                                                                  EXECUTION COPY

                                  PRIMEDIA INC.

                           CERTIFICATE OF DESIGNATIONS

                                    --------

                             Pursuant to Section 151
             of the General Corporation Law of the State of Delaware

                                   ----------

          PRIMEDIA Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors adopted the following resolution on August 13, 2001, which resolution remains in full force and effect as of the date hereof:

          WHEREAS, the Board of Directors of the Company (the "Board of Directors") is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of preferred stock and the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

          WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series:

          NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of preferred stock on the terms and with the provisions herein set forth:

          1. DESIGNATION. The series of preferred stock authorized hereunder shall be designated as the "Series J Convertible Exchangeable Preferred Stock" (the "Preferred Stock"). The number of shares constituting such series shall be 1,000,000. The par value of the Preferred Stock shall be $.01 per share. The number of shares of Preferred Stock may be increased (but not above the total number of authorized and undesignated shares of preferred stock) or decreased (but not below the number of shares of Preferred Stock then outstanding) by a resolution of the Board of Directors filed with the Delaware Secretary of State. In the event that the number of authorized shares of preferred stock available for designation as Preferred Stock pursuant to a Board of Directors resolution increasing the authorized number of shares of Preferred Stock shall be insufficient to permit the Board of Directors to pay dividends in Preferred Stock pursuant to Section 3(a) hereof, the Board of Directors shall use its best efforts

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to cause the number of authorized shares of preferred stock to be increased by a number of shares to permit such dividend payments.

          2. RANK. The Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to all classes of common stock of the Company (including, without limitation, the Common Stock) and each other class of capital stock or series of preferred stock hereafter created which does not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution. The Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank on a parity with the $10.00 Series D Exchangeable Preferred Stock, the $9.20 Series F Exchangeable Preferred Stock, the $8.625 Series H Exchangeable Preferred Stock and each other class of capital stock or series of preferred stock hereafter created which expressly provides that it ranks on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution. The Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank junior to each class of capital stock or series of preferred stock hereafter created which expressly provides that it ranks senior to the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution. (All equity securities of the Company to which the Preferred Stock ranks senior, including, without limitation, the Common Stock, are collectively referred to herein as the "Junior Securities", all equity securities of the Company with which the Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities", and all equity securities of the Company to which the Preferred Stock ranks junior are collectively referred to herein as the "Senior Securities".)

          3. DIVIDENDS. (a) The Holders of the outstanding shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the annual rate equal to 12.5%. Dividends on each share of Preferred Stock shall accrue and be payable quarterly in arrears on each Dividend Payment Date commencing on the first such date to occur after the issuance of such share, in preference to dividends on the Junior Securities. Each such dividend shall be payable to holders of record as they appear on the stock books of the Company on such record dates, not less than ten (10) nor more than sixty (60) days preceding the Dividend Payment Date, as shall be fixed by the Board of Directors. Accrued and unpaid dividends shall not bear interest. Dividends shall cease to accrue in respect of the Preferred Stock on the Redemption Date, on the Exchange Date or upon the delivery of a notice of election of conversion pursuant to Section 8 hereof. Dividend payments shall be made in additional shares of Preferred Stock. All shares of Preferred Stock issued as a dividend with respect to the Preferred Stock shall thereupon be duly authorized, validly issued, fully paid and nonassessable.

          (b) All dividends paid with respect to shares of the Preferred Stock pursuant to Section 3(a) shall be paid pro rata to the holders entitled thereto.

          (c) In the case of shares of Preferred Stock issued on the Original Issue Date, dividends shall accrue and be cumulative from such date. In the case of shares of Preferred Stock issued as a dividend on shares of Preferred Stock, dividends shall accrue and be

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cumulative from the Dividend Payment Date in respect of which such shares were issued as a dividend.

          (d) Each fractional share of Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Preferred Stock pursuant to Section 3(a), and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared), and shall be payable in the same manner and at such times as provided for in Section 3(a) with respect to dividends on each outstanding share of Preferred Stock. Each fractional share of Preferred Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding share of Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding share of Preferred Stock.

          (e) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Preferred Stock at any time.

          (f) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Company on any Parity Securities for any period unless full dividends have been or contemporaneously are declared and paid, or declared and a sum set apart sufficient for such payment, on the Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock and such Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock or any other Parity Securities which may be in arrears.

          (g) (i) Holders of shares of the Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

          (ii) So long as any shares of the Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities UNLESS, prior to or concurrently with such declaration, payment, setting

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apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on shares of the Preferred Stock not paid on the dates provided for in Section 3(a) hereof (including accrued dividends not paid by reason of the terms and conditions of Section 3(e) or Section 3(f) hereof) shall have been or be paid.

          (h) Subject to the foregoing provisions of this Section 3, the Board of Directors may declare and the Company may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may purchase or otherwise redeem any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the Preferred Stock shall not be entitled to share therein.

          (i) Dividends payable on the Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

          4. LIQUIDATION PREFERENCE. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, an amount in cash equal to $125 for each share outstanding (the "Series J Liquidation Preference"), plus an amount in cash equal to accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. Except as provided in the preceding sentence, holders of Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding-up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Preferred Stock and all Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amounts to which the holders of outstanding shares of Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

          (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company.

          5.    REDEMPTION.

          (a) OPTIONAL REDEMPTION. (i) The Company may, upon a decision of a majority of the independent directors of the Board of Directors, redeem at any time from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 5(b) hereof, any or all of the shares of Preferred Stock, at the redemption price of $125 per share

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plus an amount in cash equal to all accumulated and unpaid dividends per share
(including an amount equal to a prorated dividend from the last Dividend Payment Date to the Redemption Date) (the "Redemption Price").

          (ii) In the event of a redemption pursuant to Section 5(a) hereof of only a portion of the then outstanding shares of Preferred Stock redeemable thereunder, the Company shall effect such redemption pro rata according to the number of shares held by each Holder of such Preferred Stock.

          (b) PROCEDURE FOR REDEMPTION. (i) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any redemption of the Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Preferred Stock at such Holder's address as the same appears on the stock register of the Company, PROVIDED, HOWEVER, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (A)   the Redemption Price;

          (B) whether all or less than all the outstanding shares of the Preferred Stock redeemable thereunder are to be redeemed and the total number of shares of such Preferred Stock being redeemed;

          (C) the number of shares of Preferred Stock held by the Holder that the Company intends to redeem;

          (D)   the date fixed for redemption;

          (E) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Preferred Stock to be redeemed; and

          (F) that dividends on the shares of the Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Redemption Price.

          (ii) On or before the date fixed for redemption, each holder of Preferred Stock shall surrender the certificate or certificates representing such shares of Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares

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represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (iii) Unless the Company defaults in the payment in full of the Redemption Price, dividends on the Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redeemed shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Redemption Price without interest.

          (c) RIGHT TO CONVERT. In the case of an optional redemption pursuant to this Section 5, each Holder of Preferred Stock called for redemption shall have the right, but not the obligation, at any time before the Redemption Date to convert, pursuant to Section 8 hereof, some or all of the shares of Preferred Stock, by delivering written notice thereof in accordance with Section 8(a) hereof; PROVIDED that the Redemption Date is after the first anniversary of the Original Issue Date. If such conversion right is timely exercised, the Company shall not have the right to redeem such shares of Preferred Stock to be converted.

          6. VOTING RIGHTS. (a) The holders of Preferred Stock, except as otherwise required under Delaware law and as set forth in paragraphs (b), (c) and (d) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (b)(i) So long as any shares of the Preferred Stock shall remain outstanding, the Company shall not authorize any new class of Parity Securities without the affirmative vote or the consent of holders of at least a majority of the shares of Preferred Stock and each other series of preferred stock then outstanding which are entitled to vote thereon, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose.

          (ii) So long as any shares of the Preferred Stock are outstanding, the Company shall not authorize any new class of Senior Securities, without the affirmative vote or consent of holders of at least a majority of the shares of Preferred Stock and all other series of preferred stock then outstanding which are entitled to vote thereon, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose.

          (iii) So long as any shares of the Preferred Stock are outstanding, the Company shall not amend the Certificate of Incorporation or this Certificate of Designations so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock without the affirmative vote or consent of the Holders of at least two-thirds of the issued and outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose.

          (iv) (x) Except as set forth in paragraphs (i) and (ii) above, the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior

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Securities, (y) the creation of any indebtedness of any kind of the Company, or
(z) the increase or decrease in the amount of authorized capital stock of any class, including preferred stock, shall not require the consent of Holders of Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of Holders of Preferred Stock.

          (c) In the event that the Company shall fail to declare or pay dividends on the Preferred Stock as set forth in Section 3(a) hereof for six consecutive Dividend Periods then, the number of directors constituting the Board of Directors shall be increased by two to permit the Holders of the Preferred Stock to elect two members of the Board of Directors of the Company. Holders of a majority of the issued and outstanding Preferred Stock, voting as one class, shall thereupon have the exclusive right to elect two of the members of the Board of Directors immediately upon such failure to declare and pay dividends, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of the Preferred Stock expire.

          (d) The right of the Holders of Preferred Stock voting together as a separate class to elect members of the Board of Directors as aforesaid shall continue until such time as all accumulated dividends that are in arrears on the Preferred Stock are paid in full, at which time the special right of the Holders of Preferred Stock so to vote as a class for the election of directors and the term of office of the directors elected by the Holders of the Preferred Stock shall terminate and the directors elected by the holders of Common Stock shall constitute the entire Board of Directors. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Preferred Stock pursuant to Section 6(d) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least twenty percent (20%) of the shares of Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of Preferred Stock, for the purpose of electing directors. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meetings of stockholders. If such meeting shall not be called by the proper officer of the Company within twenty
(20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least twenty percent (20%) of the outstanding shares of Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Preferred Stock so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

          (e) At any meeting held for the purpose of electing directors at which the Holders of Preferred Stock shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Preferred Stock shall be required to constitute a quorum of such Preferred Stock.

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          (f) Any vacancy occurring in the office of a director elected by the
Holders of Preferred Stock may be filled by the remaining directors elected by the Holders of Preferred Stock unless and until such vacancy shall be filled by the Holders of Preferred Stock.

          (g) In any case in which the Holders of Preferred Stock shall be entitled to vote pursuant to this Section 6 or pursuant to Delaware law, each Holder of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held.

          7.    EXCHANGE.

          (a) REQUIREMENTS. Upon a decision of a majority of the independent directors of the Board of Directors, the Preferred Stock may be exchanged by the Company, in whole but not in part, on any Dividend Payment Date, for the Company's 12.5% Class J Subordinated Notes (the "Exchange Notes") to be substantially in the form presented to the Board of Directors. The exchange rate shall be $1,000,000 principal amount of the Exchange Notes for each $1,000,000 of liquidation preference of Preferred Stock. An amount in cash equal to accrued but unpaid dividends (including any amount equal to a prorated dividend from the last Dividend Payment Date to the Exchange Date) shall be paid upon exchange.

          (b) PROCEDURE FOR EXCHANGE. (i) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for exchange, written notice (the "Exchange Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such exchange of the Preferred Stock at such Holder's address as the same appears on the stock register of the Company, PROVIDED, HOWEVER, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any shares of Preferred Stock to be exchanged except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Exchange Notice shall state:

          (A)   the date fixed for exchange;

          (B) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for exchange, in the manner designated, the certificate or certificates representing the shares of Preferred Stock to be exchanged;

          (C) that dividends on the shares of Preferred Stock to be exchanged shall cease to accrue on such Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on such Exchange Date; and

          (D) that interest on the Exchange Notes shall accrue from the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on such Exchange Date.

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             (ii) On or before the date fixed for exchange, each Holder of
Preferred Stock shall surrender the certificate or certificates representing such shares of Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Notes to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company into Exchange Notes as aforesaid. The Company shall pay interest on the Exchange Notes at the rate and on the dates specified therein from the Exchange Date.

             (iii) If notice has been mailed as aforesaid, and if before the Exchange Date specified in such notice all Exchange Notes necessary for such exchange shall have been duly executed by the Company, then the rights of the Holders of Preferred Stock so exchanged as stockholders of the Company shall cease (except the right to receive Exchange Notes and an amount in cash equal to the amount of accrued and unpaid dividends to the Exchange Date), and the Person or Persons entitled to receive the Exchange Notes issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Notes as of the date of exchange.

          (c) RIGHT TO CONVERT. In the case of an exchange pursuant to this
Section 7, each Holder of Preferred Stock called for exchange shall have the right, but not the obligation, at any time before the Exchange Date to convert, pursuant to Section 8 hereof, some or all of the shares of Preferred Stock, by delivering written notice thereof in accordance with Section 8(a) hereof. If such conversion right is timely exercised, the Company shall not have the right to exchange such shares of Preferred Stock to be converted; PROVIDED that the Exchange Date is after the first anniversary of the Original Issue Date.

          (d) NO EXCHANGE IN CERTAIN CASES. Notwithstanding the foregoing provisions of this Section 7, the Company shall not be entitled to exchange the Preferred Stock for Exchange Notes if (i) such exchange, or any term or provision of the Exchange Notes, or the performance of the Company's obligations under the Exchange Notes shall violate or conflict with any applicable law or agreement or instrument then binding on the Company, or (ii) at the time of such exchange, it would be rendered insolvent or its capital would be impaired by such exchange.

          8.    CONVERSION AT THE OPTION OF THE HOLDER.

          (a) Except as otherwise expressly set forth in this Section 8, at any time and from time to time from and after the later of (x) the first anniversary of the Original Issue Date, and (y) the date that is the later of (I) 20 business days, as defined in the Exchange Act, after the date that an information statement regarding such conversion has been mailed to the Company's stockholders pursuant to Rule 14c-2(b) promulgated under the Exchange Act and
(II) the date the Company complies with Section 312.03 of the New York Stock Exchange Listed Company Manual, the Preferred Stock may be converted, in whole or in part, into duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at the initial conversion price of $7.00 per share, subject to adjustment pursuant to Section 11 hereof (as so adjusted, the

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"Conversion Price") PROVIDED, HOWEVER, that if such conversion would result in a
Holder owning greater than 14.999% of the Company's Common Stock, the Holder shall not be entitled to convert until such Holder has received approval of such conversion under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the time for such approval has passed. Such conversion right shall be exercised by the surrender to the Company of a certificate or certificates representing the Preferred Stock to be converted at any time during usual business hours at the Company's principal place of business (or such other office or agency of the Company as the Company may designate by notice in writing to the Holders), accompanied by written notice that the Holder elects to convert such Preferred Stock and specifying the number of shares the Holder wishes to convert, the name or names (with address or addresses) in which a certificate or certificates for Common Stock are to be issued, and if the shares issuable upon conversion are to be issued in a name different from the name in which such shares of Preferred Stock are registered, by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the Holder or its duly authorized legal representative, and by transfer tax stamps or funds therefor, if required pursuant to Section 8(d) hereof. All certificates representing Preferred Stock surrendered for conversion shall be delivered to the Company for cancellation and canceled by it.

          (b) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Preferred Stock shall have been surrendered and such notice received by the Company as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the Holder of record of the shares of Common Stock represented thereby at such time on such date and each share of the Convertible Preferred Stock shall be converted into such number of shares of Common Stock as is determined by dividing (x) the Series J Liquidation Preference of the shares of Preferred Stock surrendered by (y) the Conversion Price in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Preferred Stock will upon delivery be validly issued and by paid and nonassessable, free of all liens and charges created by the Company and not subject to any preemptive rights.

          (i) Upon delivery to the Company by a Holder of shares of Preferred Stock of a notice of election to convert, the right of the Company to redeem such shares of Preferred Stock shall terminate as provided in Section 5(c) and the right of the Company to exchange such shares of Preferred Stock shall terminate as provided in Section 7(c).

          (ii) Upon the surrender of certificates representing shares of Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a Holder with respect to such shares surrendered for conversion shall immediately terminate, except the right to receive the Common Stock and other amounts payable pursuant to this Section 8(b).

          (iii) From the date of delivery by a Holder of such notice of election to convert, in lieu of dividends on such Preferred Stock pursuant to Section 3, such Preferred Stock shall participate ratably with the Holders of shares of Common Stock in all dividends on the Common Stock for which the record date is fixed on or before the date of such delivery as if

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such shares of Preferred Stock had been converted to shares of Common Stock at the time of such delivery.

          (iv) As soon as possible after a conversion has been effected (but in any event within five Business Days), the Company shall deliver to the converting Holder a cash payment in an amount equal to all accrued and unpaid dividends with respect to each share of Preferred Stock converted.

          (c) The Company shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for issuance upon any conversion as herein provided, free from any preemptive rights, such number of shares of Common Stock to permit the conversion of the Preferred Stock in full.

          (d) The issuance or delivery of certificates for Common Stock upon the conversion of the Preferred Stock shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby (which taxes shall be paid by the Company, except as otherwise provided by this Section 8(d)), and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the Holders of Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

          9. CONVERSION OR EXCHANGE. Except as provided in Sections 7 and 8, the Holders shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

          10. BUSINESS COMBINATION.

          (a) In the event the Company consummates a Business Combination wherein the holders of the Company's Common Stock receive consideration in connection with such Business Combination, (x) upon the election by the Holders of a majority of the shares of Preferred Stock then outstanding (the "Requisite Election"), the Holders shall receive, prior to or at the closing of such Business Combination in accordance with the procedures set forth in Section 10(b) hereof an amount in cash equal to the Series J Liquidation Preference calculated as of the Business Combination Date (as hereinafter defined) or (y) if the Requisite Election is not made, then the Preferred Stock shall, in connection with such Business Combination, be assumed by and shall become preferred stock of the acquiring or surviving entity (or, as applicable, its ultimate parent), having in respect of such entity substantially the same (and, in any event, not less favorable, in any respect,) powers, preferences, rank and special rights that the Preferred

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                                                                              12

Stock had immediately prior to such Business Combination, except that after such Business Combination each share of Preferred Stock shall be convertible, on the terms and conditions provided in Section 8 hereof, into the number of shares of the acquiring or surviving entity's (or, as applicable, its ultimate parent's) common stock receivable in such Business Combination by a holder of the number of shares of Common Stock into which such share of Preferred Stock is convertible immediately prior to such Business Combination (such number of shares of Common Stock to include an amount equal to all accrued but unpaid dividends on the Preferred Stock). The rights of the Preferred Stock as preferred stock of such acquiring or surviving entity (or, as applicable, its ultimate parent) shall successively be subject to adjustments pursuant to
Section 11 after such Business Combination as nearly equivalent as practicable to the adjustment provided for by such section prior to such Business Combination.

          (b) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for the consummation of a Business Combination (the "Business Combination Date"), a written notice (the "Business Combination Notice") of such Business Combination shall be mailed by first-class mail, postage prepaid, to each Holder of record, addressed to such Holder at such Holder's mailing address as it appears in the stock register of the Company. Each such Business Combination Notice shall contain all instructions and materials necessary to enable such Holder to submit such Holder's shares pursuant to the Business Combination and shall state:

          (i) The parties to the Business Combination and the terms and timing of the Business Combination;

          (ii) the aggregate and per share amount of all cash, securities or other property to be paid pursuant to such Business Combination (x) to holders of Common Stock and (y) to Holders of the outstanding shares of Preferred Stock, assuming that the Requisite Election does not occur in connection with such Business Combination;

          (iii) that Holders shall be required, within thirty (30) days following the date of such Business Combination Notice, to elect the form of consideration they wish to receive in such Business Combination, pursuant to
Section 9(a) hereof,

          (iv) that Holders will be required to surrender the certificate or certificates representing such shares, together with an appropriate form letter of transmittal to be mailed to the holders with such Business Combination Notice, to the Company at the address specified in the Business Combination Notice prior to the close of business on the day specified in the Business Combination Notice; and

          (v) such other information as the Company, in its sole discretion, deems appropriate.

          (c) Promptly upon any such request following the delivery of a Business Combination Notice, the Company shall furnish to each Holder of record, copies and any and all information regarding the applicable Business Combination and the parties thereto, in each case as may be reasonably requested by any such Holder in order to allow such Holder to evaluate the same.

          (d) In the event of a change in the parties to, or any material change in the terms or the timing of, any Business Combination, the Company shall promptly give the holders of the Preferred Stock written notice in accordance with Section 10(b) hereof describing such change, but in any event, at least ten
(10) Business Days prior to the consummation of the Business Combination.

          (e) Each holder of Preferred Stock shall have the right, but not the obligation, at any time following the date of delivery of a Business Combination Notice, to convert, pursuant to Section 8 hereof, some or all of the Preferred Stock held by such holder, by delivering written notice thereof in accordance with Section 8(a) hereof. If such conversion right is timely exercised, the shares specified in such conversion notice shall be converted in accordance with
Section 8 and shall not be treated in accordance with this Section 10.

          11.   ANTIDILUTION ADJUSTMENTS.

          (a) DISTRIBUTION, SUBDIVISION, COMBINATION OR RECLASSIFICATION OF COMMON STOCK. If the Company shall at any time or from time to time, prior to conversion of all of the Preferred Stock, (i) make a distribution (other than a distribution made to the Holders) on the outstanding Common Stock payable in any Capital Stock or other securities of the Company, (ii) subdivide the outstanding Common Stock into a larger number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of Capital Stock in a reclassification of the Common Stock (other than any such event (x) for which an adjustment is made pursuant to another provision of this Section 11 or (y) that is a Business Combination subject to Section 10 hereof), then, and in each such case, the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock into which the Preferred Stock shall be converted shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder of any Preferred Stock thereafter surrendered for conversion shall be entitled to receive upon conversion the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such shares of Preferred Stock been converted immediately prior to, as applicable, the date of, or the record date for, such event. An adjustment made pursuant to this Section 11 shall become effective retroactively to the close of business on the day upon which such action described in the immediately preceding clauses (i) through (iv) became effective.

          (b) CERTAIN DISTRIBUTIONS. In case the Company shall at any time or from time to time, prior to conversion of all of the Preferred Stock, distribute to any holder of Common Stock in its capacity as such (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding (i) distributions paid or made to holders of Preferred Stock, or in which holders of such shares participate equally with holders of Common Stock, (ii) distributions payable in Common Stock for which adjustment is made under another provision of this Section 11, (iii) distributions in connection with an Excluded Transaction, or (iv) distributions in connection with a Business Combination in respect of which the provisions of
Section 10(a) are applicable), then, and in each such case, (x) the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder of any Preferred Stock thereafter surrendered for conversion shall, in addition to the consideration provided for in Section 8 hereof, be entitled to receive upon conversion cash, evidences of indebtedness, securities or other assets that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Preferred Stock been converted immediately prior to, as applicable, the date of, or the record date for, such event and (y) other than pursuant to (x) above, the powers, preferences and special rights of the Preferred Stock shall not be amended or altered (whether by merger or otherwise) as a result of any of the events described above. An adjustment made pursuant to this Section 11 shall become effective retroactively to the close of business on the day upon which such action became effective.

          (c) ADJUSTMENTS FOR DILUTIVE ISSUANCES. In addition to the adjustments of the Conversion Price provided above, upon the issuance or deemed issuance (pursuant to Section 11(c)(i) below) of Additional Common Stock that is less than the Conversion Price of such Preferred Stock in effect on the date of, and immediately prior to, such issuance or deemed issuance, the Conversion Price of the Preferred Stock shall be subject to further adjustment from time to time as follows:

          (i) DEEMED ISSUE OF ADDITIONAL COMMON STOCK. In the event that the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, other than issuances of Options or Convertible Securities pursuant to an Excluded Transaction, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) (x) issuable upon the exercise of such Options or (y) in the case of Convertible Securities, issuable upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. In any such case in which Additional Common Stock is deemed to be issued:

          (A) no further adjustments to the Conversion Price of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Stock issuable by the Company, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

          (C) upon the expiration of any such Options or any rights of conversion or exchange under any such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                (i) in the case of Convertible Securities or Options for Common Stock, the only Additional Common Stock issued was the Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the additional consideration actually received by the Company (determined pursuant to Section 11(c)(iii)) upon such exercise, or for the issue of all such Convertible Securities, whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 11(c)(iii)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

          (D) no readjustment pursuant to Section 11(c)(i)(C)(i) or (ii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price existing immediately prior to the original adjustment with respect to the issuance of such Options or Convertible Securities, as adjusted for any Additional Common Stock issued (or pursuant to Section 11(c), deemed to be issued) between such original adjustment date and such readjustment date; and

          (E) in the case of any Option or Convertible Security with respect to which the maximum number of shares of Common Stock issuable upon exercise or conversion or exchange thereof is not determinable, no adjustment to the Conversion Price shall be made until such number becomes determinable.

          (ii) ISSUE OF ADDITIONAL COMMON STOCK. If the Company shall at any time or from time to time issue or sell Additional Common Stock (including Additional Common Stock deemed to be issued pursuant to Section 11(c)(i)) without consideration or for a consideration per share less than the Market Price in effect immediately prior to such issuance or deemed issuance or sale, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance or deemed issuance or sale, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (X) the numerator of which shall be the sum of

(1) the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance or sale plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Additional Common Stock so issued or sold would purchase at such Conversion Price in effect immediately prior to such issuance, and (Y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such shares of Additional Common Stock so issued. For purposes of the foregoing calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all then outstanding Preferred Stock and all then outstanding Convertible Securities had been fully converted into or exchanged for Common Stock immediately prior to such issuance and any then outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into or exchanged for Common Stock, if so convertible or exchangeable) as of such date, but not including in such calculation any additional Common Stock issuable with respect to Preferred Stock, Convertible Securities or Options solely as a result of the adjustment to the Conversion Prices or other conversion ratios thereof resulting from the issuance of the Additional Common Stock causing such adjustment.

          (iii) DETERMINATION OF CONSIDERATION. For purposes of this
Section 11(c), the consideration received by the Company for any Additional Common Stock issued shall be computed as follows:

          (A)   CASH AND PROPERTY. Such consideration shall:

                (i) insofar as it consists of cash, be computed as the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                (ii) insofar as it consists of securities and the value of such securities is not determinable by reference to a separate agreement,
          (i) if the securities are then traded on a national securities exchange or the NASDAQ Stock Market (or a similar national quotation system), then the value shall be computed based on the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending on the date of receipt of the securities by the Company, (ii) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the thirty (30) day period ending on the date of receipt of the securities by the Company, and
          (iii) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt of the securities by the Company, as determined in good faith by the Board of Directors;

                (iii) insofar as it consists of property other than cash and securities, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors; and

                (iv) in the event Additional Common Stock is issued together with other securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received for the issue of Additional Common Stock, determined as provided in clauses
          (i), (ii) and (iii) above in good faith by the Board of Directors.

          (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Common Stock deemed to have been issued pursuant to Section 11(c)(i) (relating to Options and Convertible Securities) shall be determined by dividing:

                (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options (and in the case of Options exercisable for other Options, the subsequent conversion thereof in Common Stock) or conversion or exchange of such Convertible Securities.

          (d) OTHER CHANGES. In case the Company at any time or from time to time, prior to the conversion of all of the Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in Section 11(a), (b) or (c) hereof (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, with the prior consent of a majority of the Holders, which consent shall not be unreasonably withheld, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holders).

          (e) RESERVATION OF SHARES ISSUABLE UPON CONVERSION. The Company shall at all times after the first anniversary of the Original Issue Date reserve and keep available, free from preemptive rights out of its authorized and unissued stock solely for the purpose of effecting the conversion of the Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Delaware, in good faith and as expeditiously as possible endeavor to cause the authorized number of shares of Common Stock to be increased if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Preferred Stock.

          (f) Whenever one or more adjustments to the Conversion Price are required by the provisions of this Section 11, the Company shall forthwith place on file with the Secretary of the Company, a statement stating the adjustment (provided that any failure so to file any such statement shall in no way affect the validity of any such adjustment or the requirement therefor). Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing each such adjustment. Promptly after each adjustment, the Company shall mail, by first-class mail, postage prepaid, a notice thereof to each Holder of Preferred Stock together with a certificate from the Company's independent public accountants containing a brief description of the transaction causing such adjustment, the manner of computing such adjustment, and the resulting number of shares of Common Stock issuable upon conversion.

          (g) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. The Company agrees with each holder of the Preferred Stock that it will not increase the par value of the Common Stock above its current par value of $.01 per share.

          12. PREEMPTIVE RIGHTS. No shares of Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto by the Company at any time, regardless of how such securities or such warrants, rights or options may be denominated, issued or granted.

          13. REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

          14. BUSINESS DAY. If any payment, redemption, conversion or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption, conversion or exchange shall be made on the immediately succeeding Business Day.

          15. DEFINITIONS. As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "ADDITIONAL COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 11(c)(i), deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued (or, pursuant to Section 11(c)(i), deemed to be issued):

          (a)   upon conversion of shares of Preferred Stock;

          (b)   pursuant to an Excluded Transaction;

          (c) as a dividend or other distribution in connection with which an adjustment to the Conversion Price is made pursuant to Sections 11(a), (b), (c) or (d);

          (d) in a Business Combination approved by the Board of Directors and conducted in compliance with Section 10 hereof; or

          (e) if the Holders of a majority of the then outstanding shares of Preferred Stock that would otherwise be entitled to vote agree in writing that such shares shall not constitute Additional Common Stock.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another person if the controlling person possesses, directly or indirectly the power to direct or cause the direction of the management or policies, of the controlled person, whether through ownership of voting securities, by agreement or otherwise.

          "BUSINESS COMBINATION" shall mean the occurrence of any of the following events: (a) any Person or Group is or becomes the beneficial owner (as defined in Rule 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company, other than the KKR Group; or (b) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person or Group (other than by way of merger or consolidation), other than the KKR Group;
(c) any transaction or series of related transactions if, immediately following such transaction or series of related transactions the holders of Common Stock outstanding immediately prior to such transaction or series of transactions own 50% or less of the outstanding Voting Stock of the surviving or transferee corporation (and its ultimate parent corporation) or (d) any merger or consolidation in which the company is not the survivor.

          "BUSINESS COMBINATION DATE" shall have the meaning ascribed to it in
Section 10(b) hereof.

          "BUSINESS COMBINATION NOTICE" shall have the meaning ascribed to it in
Section 10(b) hereof.

          "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, national or New York state holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          "CAPITAL STOCK" shall mean any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

          "COMMON STOCK" shall mean the Common Stock, $.01 par value, of the Company and any other class of common stock issued by the Company from time to time.

          "COMPANY" shall mean Primedia Inc.

          "CONVERSION PRICE" shall have the meaning ascribed to it in Section 8(a) hereof.

          "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares, or other securities convertible, either directly or indirectly, into or exchangeable for Common Stock.

          "DIVIDEND PAYMENT DATE" shall mean March 1, June 1, September 1 and December 1 of each year.

          "DIVIDEND PERIOD" shall mean the Initial Dividend Period and, thereafter each Quarterly Dividend Period.

          "$10.00 SERIES D EXCHANGEABLE PREFERRED STOCK" shall mean the $10.00 Series D Exchangeable Preferred Stock, par value $.01 per share, of the Company.

          "$9.20 SERIES F EXCHANGEABLE PREFERRED STOCK" shall mean the $9.20 Series F Exchangeable Preferred Stock, par value $.01 per share, of the Company.

          "$8.625 SERIES H EXCHANGEABLE PREFERRED STOCK" shall mean the $8.625 Series H Exchangeable Preferred Stock, par value $.01 per share, of the Company.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

          "EXCHANGE DATE" shall mean the date on which the shares of Preferred Stock are exchanged for the Exchange Notes by the Company.

          "EXCHANGE NOTES" shall have the meaning ascribed to them in Section 7(a) hereof.

          "EXCHANGE NOTICE" shall have the meaning ascribed to it in Section 7(b) hereof.

          "EXCLUDED TRANSACTION" shall means (a) any issuance of Common Stock, Options, or Convertible Securities by the Company after the Original Issue Date pursuant to any of the following transactions, which in each case must be approved by the Board of Directors and must be on an arm's-length basis: (i) to employees, consultants or directors of the Company or a Subsidiary of the Company pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors; or (ii) in connection with lease arrangements, debt financing, or strategic alliances of the Company or a Subsidiary of the Company; or (b) any issuances of Common Stock, Options or Convertible Securities to the KKR Group.

          "GROUP" means a group within the meaning of Section 13(d)(3) of the Exchange Act.

          "HOLDER" shall mean a holder of shares of Preferred Stock.

          "INITIAL DIVIDEND PERIOD" shall mean the dividend period commencing on the Original Issue Date and ending on the first Dividend Payment Date to occur thereafter.

          "JUNIOR SECURITIES" shall have the meaning ascribed to them in Section 2 hereof.

          "KKR GROUP" shall mean Kohlberg Kravis Roberts & Co., a Delaware limited partnership, and its Affiliates.

          "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

          "ORIGINAL ISSUE DATE" shall mean the date upon which the Preferred Stock was originally issued by the Company.

          "PARITY SECURITIES" shall have the meaning ascribed to them in Section 2 hereof.

          "PERSON" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "PREFERRED STOCK" shall mean the Series J Preferred Stock, par value $.01 per share, of the Company.

          "QUARTERLY DIVIDEND PERIOD" shall mean the quarterly period commencing on each March 1, June 1, September 1 and December 1 and ending on each Dividend Payment Date, respectively.

          "REDEMPTION DATE", with respect to any shares of Preferred Stock, shall mean the date on which such shares of Preferred Stock are redeemed by the Company.

          "REDEMPTION NOTICE" shall have the meaning ascribed to it in Section 5(b) hereof.

          "REDEMPTION PRICE" shall have the meaning ascribed to it in Section 5(a) hereof.

          "REQUISITE ELECTION" shall have the meaning ascribed to it in Section 10(a) hereof.

          "SENIOR SECURITIES" shall have the meaning ascribed to them in Section 2 hereof.

          "SERIES J LIQUIDATION PREFERENCE" shall have the meaning ascribed to it in Section 4(a) hereof.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited or general partnership, limited liability company, trust, association or other entity of which an aggregate of 50% or more of the outstanding capital stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling Persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Affiliates of such Person.

          "VOTING STOCK" means, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

          IN WITNESS WHEREOF, PRIMEDIA Inc. has caused this certificate to be executed by Beverly C. Chell, as Vice-Chairman, and attested by Christopher A. Fraser, as Assistant Secretary, this 24th day of August, 2001.

                                           PRIMEDIA INC.

                                           By: /s/ Beverly C. Chell
                                               ---------------------------
                                               Title: Vice-Chairman

[SEAL]

Attest:

/s/ Christopher A. Fraser
--------------------------------
       Assistant Secretary